Exhibit 10.14(b)

EXECUTION COPY

This INDEMNIFICATION AGREEMENT, dated as of July 24, 2007 (the “Agreement”), is among ServiceMaster Global Holdings, Inc., a Delaware corporation (the “Company”), The ServiceMaster Company, a Delaware corporation (together with the Company, the “Company Entities”), Banc of America Capital Investors V, L.P. (the “Investor”), BAS Capital Funding Corporation, BACSVM, L.P., Banc of America Strategic Investments Corporation, Banc of America Capital Management V, L.P., BACM I GP, LLC and BA Equity Co-Invest GP LLC.  Capitalized terms used herein without definition have the meanings set forth in Section 1 of this Agreement.

RECITALS

A.            The Company is an acquisition vehicle formed by Clayton, Dubilier & Rice, Inc. (“CD&R”) that has executed an Agreement and Plan of Merger, dated March 18, 2007 (as the same may be amended from time to time in accordance with its terms and the Stockholders Agreement, the “Merger Agreement”), to acquire via merger, on the terms and subject to the conditions set forth in the Merger Agreement, all of the capital stock of The ServiceMaster Company, a Delaware corporation (such acquisition, the “Merger”).

B.            The Company and certain of its stockholders have entered into a Stockholders Agreement (as the same may be amended from time to time in accordance with the terms thereof, the “Stockholders Agreement”), dated as of the date hereof, setting forth certain agreements with respect to, among other things, the management of the Company and transfers of its shares in various circumstances.

C.            In connection with the Merger, each Committing Investor (as defined in the Stockholders Agreement) entered into a Commitment Letter (as defined in the Stockholders Agreement), pursuant to which such Committing Investor has agreed, subject to the conditions set forth therein, to purchase stock of the Company for an aggregate purchase price equal to its Commitment (as defined in the Commitment Letter).

D.            Concurrently with the execution and delivery of this Agreement, the Company and certain other parties have entered into a Transaction Fee Agreement with the Investor (or one of its Affiliates), dated as of the date hereof (as the same may be amended from time to time in accordance with its terms and the Stockholders Agreement, the “Transaction Fee Agreement”).

E.             In order to finance the Merger and related transactions, the Company is selling shares of its common stock, par value US$0.01 per share (“Shares”), to the Committing Investors, including the Investor, and to certain co-investors and such other stockholders of the Company as are listed in the signature pages of the Stockholders

Agreement or as otherwise become stockholders of the Company prior to the Merger pursuant to the terms thereof (the “Equity Offering”).

F.             In order to finance the Merger, the Company and/or one or more of its wholly-owned Subsidiaries intend to enter into the Debt Financing (as defined in the Merger Agreement).

G.            Investor (or its Affiliates) has performed the Initial Services (as defined in the Transaction Fee Agreement) for the Company.

H.            The Company or one or more of its Subsidiaries from time to time in the future may (i) offer and sell or cause to be offered and sold equity or debt securities (such offerings, collectively, the “Subsequent Offerings”), including without limitation (a) offerings of shares of capital stock of the Company or any of its Subsidiaries, and/or options to purchase such shares to employees, directors, managers, dealers, franchisees and consultants of and to the Company or any of its Subsidiaries (any such offering, a “Management Offering”), and (b) one or more offerings of debt securities for the purpose of refinancing any indebtedness of the Company or any of its Subsidiaries or for other corporate purposes, and (ii) repurchase, redeem or otherwise acquire certain securities of the Company or any of its Subsidiaries or engage in recapitalization or structural reorganization transactions relating thereto (any such repurchase, redemption, acquisition, recapitalization or reorganization, a “Redemption”), in each case subject to the terms and conditions of the Stockholders Agreement and any other applicable agreement.

I.              The parties hereto recognize the possibility that claims might be made against and liabilities incurred by the Investor, the Other Investors, Investor Associates, or related Persons or Affiliates under applicable securities laws or otherwise in connection with the Transactions (including the Initial Services) or the Securities Offerings, or relating to other actions or omissions of or by members of the Company Group, and the parties hereto accordingly wish to provide for the Investor, the Other Investors, Investor Associates and related Persons and Affiliates to be indemnified in respect of any such claims and liabilities.

J.             The parties hereto recognize that claims might be made against and liabilities incurred by directors and officers of any member of the Company Group in connection with their acting in such capacity, and accordingly wish to provide for such directors and officers to be indemnified to the fullest extent permitted by law in respect of any such claims and liabilities.

NOW, THEREFORE, in consideration of the foregoing premises, and the mutual agreements and covenants and provisions herein set forth, the parties hereto hereby agree as follows:

1.             Definitions.

(a)           “Affiliate” means, with respect to any Person, (i) any other Person directly or indirectly Controlling, Controlled by or under common Control with, such Person, (ii) any Person directly or indirectly owning or Controlling 10% or more of any class of outstanding voting securities of such Person or (iii) any officer, director, general partner, special limited partner or trustee of any such Person described in clause (i) or (ii).  “Control” of any Person shall consist of the power to direct the management and policies of such Person (whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise).

(b)           “Change in Control” means the first to occur of the following events after the closing date of the Merger:

(i)  the acquisition by any Person or “group” (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended) of 50% or more of the combined voting power of the Company’s then outstanding voting securities, other than any such acquisition by any member of the Company Group, any Committing Investors or their Affiliate Co-Investors (as defined in the Stockholders Agreement), any employee benefit plan of the Company or any of its Subsidiaries, or any Affiliates of any of the foregoing;

(ii)  the merger, consolidation or other similar transaction involving the Company, as a result of which Persons who were stockholders of the Company immediately prior to such merger, consolidation, or other similar transaction do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company;

(iii)  within any 24-month period, the persons who were directors of the Company at the beginning of such period (the “Incumbent Directors”) shall cease to constitute at least a majority of the votes of the total authorized membership of the board of directors of the Company, provided that any director elected or nominated for election to the board of directors of the Company by a majority vote of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director for purposes of this clause (iii); or

(iv)  the sale, transfer or other disposition of all or substantially all of the assets of the Company to one or more

Persons that are not, immediately prior to such sale, transfer or other disposition, Affiliates of the Company.

Notwithstanding the foregoing, a Public Offering shall not constitute a Change in Control.

(c)           “Claim” means, with respect to any Indemnitee, any claim by or against such Indemnitee involving any Obligation with respect to which such Indemnitee may be entitled to be indemnified by any member of the Company Group under this Agreement.

(d)           “Commission” means the United States Securities and Exchange Commission or any successor entity thereto.

(e)           “Company Group” means the Company and any of its Subsidiaries.

(f)            “Determination” means a determination that either (i) there is a reasonable basis for the conclusion that indemnification of an Indemnitee is proper in the circumstances because such Indemnitee met a particular standard of conduct (a “Favorable Determination”) or (ii) solely in the case of an Indemnitee making a Claim in such Indemnitee’s capacity as director or officer of the Company Group, there is no reasonable basis for the conclusion that indemnification of an Indemnitee is proper in the circumstances because such Indemnitee met a particular standard of conduct (an “Adverse Determination”).  Except as required by law, no Adverse Determination shall be made in the case of any Indemnitee that is not a director or officer of the Company or in connection with any Indemnitee Claim not made in its capacity as a director or officer of the Company Group.  An Adverse Determination shall include the decision that a Determination was required in connection with indemnification and the decision as to the applicable standard of conduct.

(g)           “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(h)           “Expenses” means all attorneys’ fees and expenses, retainers, court, arbitration and mediation costs, transcript costs, fees of experts, bonds, witness fees, costs of collecting and producing documents, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, appealing or otherwise participating in a Proceeding.

(i)            “Indemnitee” means each of the Investor, the Other Investors, Investor Associates, their respective Affiliates, their respective successors and assigns, and the respective directors, officers, partners, members, employees, agents, advisors, consultants, representatives and controlling persons (within the meaning of the Securities

Act) of each of them, or of their partners, members and controlling persons, and each other person who is or becomes a director or an officer of any member of the Company Group, in each case irrespective of the capacity in which such person acts.

(j)            “Independent Legal Counsel” means an attorney or firm of attorneys competent to render an opinion under the applicable law, selected in accordance with the provisions of Section 4(e), who has not otherwise performed any services for any member of the Company Group or for any Indemnitee within the last three years (other than with respect to matters concerning the rights of an Indemnitee under this Agreement or other indemnitees under indemnity agreements similar to this Agreement).

(k)           “Investor Associates” means, collectively, Banc of America Capital Management V, L.P., BACM I GP, LLC and BA Equity Co-Invest GP LLC.

(l)            “Obligations” means, collectively, any and all claims, obligations, liabilities, causes of actions, Proceedings, investigations, judgments, decrees, losses, damages (including punitive and exemplary damages), fees, fines, penalties, amounts paid in settlement, costs and Expenses (including without limitation interest, assessments and other charges in connection therewith and disbursements of attorneys, accountants, investment bankers and other professional advisors), in each case whether incurred, arising or existing with respect to third parties or otherwise at any time or from time to time.

(m)          “Other Investors” means, collectively, BAS Capital Funding Corporation, BACSVM, L.P and Banc of America Strategic Investments Corporation.

(n)           “Person” means an individual, corporation, limited liability company, limited or general partnership, trust or other entity, including a governmental or political subdivision or an agency or instrumentality thereof.

(o)           “Proceeding” means a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including without limitation a claim, demand, discovery request, formal or informal investigation, inquiry, administrative hearing, arbitration or other form of alternative dispute resolution, including an appeal from any of the foregoing.

(p)           “Public Offering” means the first day as of which (i) sales of Shares are made to the public in the United States pursuant to an underwritten public offering led by one or more underwriters at least one of which is an underwriter of nationally recognized standing or (ii) the board of directors of the Company has determined that Shares otherwise have become publicly-traded for this purpose.

(q)           “Related Document” means any agreement, certificate, instrument or other document to which any member of the Company Group may be a party or by which it or any of its properties or assets may be bound or affected from time to time relating in any way to the Transactions or any Securities Offering or any of the transactions contemplated thereby, including without limitation, in each case as the same may be amended from time to time, (i) any registration statement filed by or on behalf of any member of the Company Group with the Commission in connection with the Transactions or any Securities Offering, including all exhibits, financial statements and schedules appended thereto, and any submissions to the Commission in connection therewith, (ii) any prospectus, preliminary, free-writing or otherwise, included in such registration statements or otherwise filed by or on behalf of any member of the Company Group in connection with the Transactions or any Securities Offering or used to offer or confirm sales of their respective securities in any Securities Offering, (iii) any private placement or offering memorandum or circular, information statement or other information or materials distributed by or on behalf of any member of the Company Group or any placement agent or underwriter in connection with the Transactions or any Securities Offering, (iv) any federal, state or foreign securities law or other governmental or regulatory filings or applications made in connection with any Securities Offering, the Transactions or any of the transactions contemplated thereby, (v) any dealer-manager, underwriting, subscription, purchase, stockholders, option or registration rights agreement or plan entered into or adopted by any member of the Company Group in connection with any Securities Offering, (vi) any purchase, repurchase, redemption, recapitalization or reorganization or other agreement entered into by any member of the Company Group in connection with any Redemption, or (vii) any quarterly, annual or current reports or other filing filed, furnished or supplementally provided by any member of the Company Group with or to the Commission or any securities exchange, including all exhibits, financial statements and schedules appended thereto, and any submission to the Commission or any securities exchange in connection therewith.

(r)            “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(s)           “Securities Offerings” means the Equity Offering, the Notes Offering, any Management Offering, any Redemption and any Subsequent Offering.

(t)            “Subsidiary” means each corporation or other Person in which a Person owns or Controls, directly or indirectly, capital stock or other equity interests representing more than 50% of the outstanding voting stock or other equity interests.

(u)           “Transactions” means the Merger, the Equity Offering and the Debt Financing.

2.             Indemnification.

(a)           Each of the Company Entities (each an “Indemnifying Party” and collectively the “Indemnifying Parties”), jointly and severally, agrees to indemnify, defend and hold harmless each Indemnitee:

(i)           from and against any and all Obligations, whether incurred with respect to third parties or otherwise, in any way resulting from, arising out of or in connection with, based upon or relating to (A) the Securities Act, the Exchange Act or any other applicable securities or other laws, in connection with any Securities Offering, the Debt Financing, any other Transactions, any Related Document or any of the transactions contemplated thereby, (B) any other action or failure to act of any member of the Company Group or any of their predecessors, whether such action or failure has occurred or is yet to occur or (C) the performance by the Investor (or its Affiliates) of the Initial Services pursuant to the Transaction Fee Agreement; and

(ii)          to the fullest extent permitted by the law specified herein as governing this agreement, by the law of the place of incorporation of an Indemnifying Party, or by any other applicable law in effect as of the date hereof or as amended to increase the scope of permitted indemnification, whichever is greater (except, with respect to any Indemnifying Party, to the extent that such indemnification may be prohibited by the law of the place of incorporation of such Indemnifying Party), from and against any and all Obligations whether incurred with respect to third parties or otherwise, in any way resulting from, arising out of or in connection with, based upon or relating to (A) the fact that such Indemnitee is or was a director or an officer of any member of the Company Group or is or was serving at the request of such corporation as a director, officer, member, employee or agent of or advisor or consultant to another corporation, partnership, joint venture, trust or other enterprise, (B) any breach or alleged breach by such Indemnitee of his or her fiduciary duty as a director or an officer of any member of the Company Group or (C) any payment by any of the Investor, an Other Investor, an Investor Associate or any of their respective Affiliates in connection with any of the foregoing in this Section 2(a)(ii);

in each case including but not limited to any and all fees, costs and Expenses (including without limitation fees and disbursements of attorneys and other professional advisers) incurred by or on behalf of any Indemnitee in asserting, exercising or enforcing any of its rights, powers, privileges or remedies in respect of this Agreement or the Transaction Fee Agreement.

(b)           Without in any way limiting the foregoing Section 2(a), each of the Indemnifying Parties agrees, jointly and severally, to indemnify, defend and hold harmless each Indemnitee from and against any and all Obligations resulting from, arising out of or in connection with, based upon or relating to liabilities under the Securities Act, the Exchange Act or any other applicable securities or other laws, rules or regulations in connection with (i) the inaccuracy or breach of or default under any representation, warranty, covenant or agreement in any Related Document, (ii) any untrue statement or alleged untrue statement of a material fact contained in any Related Document or (iii) any omission or alleged omission to state in any Related Document a material fact required to be stated therein or necessary to make the statements therein not misleading.  Notwithstanding the foregoing, the Indemnifying Parties shall not be obligated to indemnify such Indemnitee from and against any such Obligation to the extent that such Obligation arises out of or is based upon an untrue statement or omission made in such Related Document in reliance upon and in conformity with written information furnished to the Indemnifying Parties, as the case may be, in an instrument duly executed by such Indemnitee and specifically stating that it is for use in the preparation of such Related Document.

(c)           Without limiting the foregoing, in the event that any Proceeding is initiated by an Indemnitee or any member of the Company Group to enforce or interpret this Agreement or any rights of such Indemnitee to indemnification or advancement of expenses (or related Obligations of such Indemnitee) under any member of the Company Group’s certificate of incorporation or bylaws, any other agreement to which Indemnitee and any member of the Company Group are party, any vote of directors of any member of the Company Group, the Delaware General Corporate Law, any other applicable law or any liability insurance policy, the Indemnifying Parties shall indemnify such Indemnitee against all costs and Expenses incurred by such Indemnitee or on such Indemnitee’s behalf (including by any Investor Associates or its Affiliates for all costs and Expenses incurred by such Person) in connection with such Proceeding, whether or not such Indemnitee is successful in such Proceeding, except to the extent that the court presiding over such Proceeding determines that material assertions made by such Indemnitee in such proceeding were in bad faith or were frivolous.

3.             Contribution.

(a)           If for any reason the indemnity provided for in Section 2(a) is unavailable or is insufficient to hold harmless any Indemnitee from any of the Obligations covered by such indemnity, then the Indemnifying Parties, jointly and severally, shall contribute to the amount paid or payable by such Indemnitee as a result of such Obligation in such proportion as is appropriate to reflect (i) the relative fault of each member of the Company Group, on the one hand, and such Indemnitee, on the other, in connection with the state of facts giving rise to such Obligation, (ii) if such Obligation results from, arises out of, is based upon or relates to the Transactions or any Securities Offering, the relative benefits received by each member of the Company Group, on the one hand, and such

Indemnitee, on the other, from such Transaction or Securities Offering and (iii) if required by applicable law, any other relevant equitable considerations.

(b)           If for any reason the indemnity specifically provided for in Section 2(b) is unavailable or is insufficient to hold harmless any Indemnitee from any of the Obligations covered by such indemnity, then the Indemnifying Parties, jointly and severally, shall contribute to the amount paid or payable by such Indemnitee as a result of such Obligation in such proportion as is appropriate to reflect (i) the relative fault of each of the members of the Company Group, on the one hand, and such Indemnitee, on the other, in connection with the information contained in or omitted from any Related Document, which inclusion or omission resulted in the inaccuracy or breach of or default under any representation, warranty, covenant or agreement therein, or which information is or is alleged to be untrue, required to be stated therein or necessary to make the statements therein not misleading, (ii) the relative benefits received by the members of the Company Group, on the one hand, and such Indemnitee, on the other, from such Transaction or Securities Offering and (iii) if required by applicable law, any other relevant equitable considerations.

(c)           For purposes of Section 3(a), the relative fault of each member of the Company Group, on the one hand, and of an Indemnitee, on the other, shall be determined by reference to, among other things, their respective relative intent, knowledge, access to information and opportunity to correct the state of facts giving rise to such Obligation.  For purposes of Section 3(b), the relative fault of each of the members of the Company Group, on the one hand, and of an Indemnitee, on the other, shall be determined by reference to, among other things, (i) whether the included or omitted information relates to information supplied by the members of the Company Group, on the one hand, or by such Indemnitee, on the other, (ii) their respective relative intent, knowledge, access to information and opportunity to correct such inaccuracy, breach, default, untrue or alleged untrue statement, or omission or alleged omission, and (iii) applicable law.  For purposes of Section 3(a) or 3(b), the relative benefits received by each member of the Company Group, on the one hand, and an Indemnitee, on the other, shall be determined by weighing the direct monetary proceeds to the Company Group, on the one hand, and such Indemnitee, on the other, from such Transaction or Securities Offering.

(d)           The parties hereto acknowledge and agree that it would not be just and equitable if contributions pursuant to Section 3(a) or 3(b) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in such respective Section.  No Indemnifying Party shall be liable under Section 3(a) or 3(b), as applicable, for contribution to the amount paid or payable by any Indemnitee except to the extent and under such circumstances such Indemnifying Party would have been liable to indemnify, defend and hold harmless such Indemnitee under the corresponding Section 2(a) or 2(b), as applicable, if such indemnity were enforceable under applicable law.  No Indemnitee shall be entitled to contribution from any Indemnifying Party with respect to any Obligation covered by the indemnity specifically provided for in Section 2(b) in the event that such Indemnitee is finally determined to be guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such Obligation and the Indemnifying Parties are not guilty of such fraudulent misrepresentation.

4.             Indemnification Procedures.

(a)           Whenever any Indemnitee shall have actual knowledge of the assertion of a Claim against it, such Indemnitee shall notify the appropriate member of the Company Group in writing of the Claim (the “Notice of Claim”) with reasonable promptness after such Indemnitee has such knowledge relating to such Claim; provided the failure or delay of such Indemnitee to give such Notice of Claim shall not relieve any Indemnifying Party of its indemnification obligations under this Agreement except to the extent that such omission results in a failure of actual notice to it and it is materially injured as a result of the failure to give such Notice of Claim.  The Notice of Claim shall specify all material facts known to such Indemnitee relating to such Claim and the monetary amount or an estimate of the monetary amount of the Obligation involved if such Indemnitee has knowledge of such amount or a reasonable basis for making such an estimate.  The Indemnifying Parties shall, at their expense, undertake the defense of such Claim with attorneys of their own choosing reasonably satisfactory in all respects to such Indemnitee, subject to the right of such Indemnitee to undertake such defense as hereinafter provided.  An Indemnitee may participate in such defense with counsel of such Indemnitee’s choosing at the expense of the Indemnifying Parties.  In the event that the Indemnifying Parties do not undertake the defense of the Claim within a reasonable time after such Indemnitee has given the Notice of Claim, or in the event that such Indemnitee shall in good faith determine that the defense of any claim by the Indemnifying Parties is inadequate or may conflict with the interest of any Indemnitee (including without limitation, Claims brought by or on behalf of any member of the Company Group), such Indemnitee may, at the expense of the Indemnifying Parties and after giving notice to the Indemnifying Parties of such action, undertake the defense of the Claim and compromise or settle the Claim, all for the account of and at the risk of the Indemnifying Parties.  In the defense of any Claim against an Indemnitee, no Indemnifying Party shall, except with the prior written consent of such Indemnitee, consent to entry of any judgment or enter into any settlement that includes any injunctive or other non-monetary relief or any payment of money by such Indemnitee, or that does not include as an unconditional term thereof the giving by the Person or Persons asserting such Claim to such Indemnitee of an unconditional release from all liability on any of the matters that are the subject of such Claim and an acknowledgement that Indemnitee denies all wrongdoing in connection with such matters.  The Indemnifying Parties shall not be obligated to indemnify Indemnitee against amounts paid in settlement of a Claim if such settlement is effected by such Indemnitee without the prior written consent of the Company (on behalf of all

Indemnifying Parties), which shall not be unreasonably withheld.  In each case, each Indemnitee seeking indemnification hereunder will cooperate with the Indemnifying Parties, so long as an Indemnifying Party is conducting the defense of the Claim, in the preparation for and the prosecution of the defense of such Claim, including making available evidence within the control of such Indemnitee, as the case may be, and persons needed as witnesses who are employed by such Indemnitee, as the case may be, in each case as reasonably needed for such defense and at cost, which cost, to the extent reasonably incurred, shall be paid by the Indemnifying Parties.

(b)           An Indemnitee shall notify the Indemnifying Parties in writing of the amount requested for advances (“Notice of Advances”).  The Indemnifying Parties hereby agree to advance reasonable costs and Expenses incurred by any Indemnitee in connection with any Claim (but not for any Claim initiated or brought voluntarily by an Indemnitee other than a Proceeding pursuant to Section 2(c)) in advance of the final disposition of such Claim without regard to whether Indemnitee will ultimately be entitled to be indemnified for such costs and expenses upon receipt of an undertaking by or on behalf of such Indemnitee to repay amounts so advanced if it shall ultimately be determined in a decision of a court of competent jurisdiction from which no appeal can be taken that such Indemnitee is not entitled to be indemnified by the Indemnifying Parties as authorized by this Agreement.  The Indemnifying Parties shall make payment of such advances no later than 10 days after the receipt of the Notice of Advances.

(c)           An Indemnitee shall notify the Indemnifying Parties in writing of the amount of any Claim actually paid by such Indemnitee (the “Notice of Payment”).  The amount of any Claim actually paid by such Indemnitee shall bear simple interest at the rate equal to the JPMorgan Chase Bank, N.A. prime rate as of the date of such payment plus 2% per annum, from the date the Indemnifying Parties receive the Notice of Payment to the date on which any Indemnifying Party shall repay the amount of such Claim plus interest thereon to such Indemnitee.  The Indemnifying Parties shall make indemnification payments to such Indemnitee no later than 30 days after receipt of the Notice of Payment.

(d)           Determination.  The members of the Company Group intend that Indemnitee shall be indemnified to the fullest extent permitted by law as provided in Section 2 and that no Determination shall be required in connection with such indemnification.  In no event shall a Determination be required in connection with advancement of Expenses pursuant to Section 4(b) or in connection with indemnification for expenses incurred as a witness or incurred in connection with any Claim or portion thereof with respect to which an Indemnitee has been successful on the merits or otherwise.  Any decision that a Determination is required by law in connection with any other indemnification of an Indemnitee, and any such Determination, shall be made within 30 days after receipt of a Notice of Claim, as follows:

(i)            if no Change in Control has occurred, (x) by a majority vote of the directors of the Indemnifying Parties who are not parties to such Claim, even though less than a quorum, or (y) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (z) if there are no such directors, or if such directors so direct, by Independent Legal Counsel in a written opinion to the Indemnifying Party and such Indemnitee; and

(ii)           if a Change in Control has occurred, by Independent Legal Counsel in a written opinion to the Indemnifying Parties (or their successors) and such Indemnitee.

The Indemnifying Parties shall pay all expenses incurred by Indemnitee in connection with a Determination.

(e)           Independent Legal Counsel.  If there has not been a Change in Control, Independent Legal Counsel shall be selected by the board of directors of the Company and approved by Indemnitee (which approval shall not be unreasonably withheld or delayed).  If there has been a Change in Control, Independent Legal Counsel shall be selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld or delayed).  The Indemnifying Parties shall pay the fees and expenses of Independent Legal Counsel and indemnify Independent Legal Counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to its engagement.

(f)            Consequences of Determination; Remedies of Indemnitee.  The Indemnifying Parties shall be bound by and shall have no right to challenge a Favorable Determination.  If an Adverse Determination is made, or if for any other reason the Indemnifying Parties do not make timely indemnification payments or advances of expenses, Indemnitee shall have the right to commence a Proceeding before a court of competent jurisdiction to challenge such Adverse Determination and/or to require the Indemnifying Parties to make such payments or advances.  An Indemnitee shall be entitled to be indemnified for all Expenses incurred in connection with such a Proceeding in accordance with Section 2 and to have such Expenses advanced by the Company in accordance with Section 4(b).  If an Indemnitee fails to timely challenge an Adverse Determination, or if an Indemnitee challenges an Adverse Determination and such Adverse Determination has been upheld by a final judgment of a court of competent jurisdiction from which no appeal can be taken, then, to the extent and only to the extent required by such Adverse Determination or final judgment, the Indemnifying Parties shall not be obligated to indemnify or advance expenses to such Indemnitee under this Agreement.

(g)           Presumptions; Burden and Standard of Proof.  In connection with any Determination, or any review of any Determination, by any person, including a court:

(i)           It shall be a presumption that a Determination is not required.

(ii)          It shall be a presumption that an Indemnitee has met the applicable standard of conduct and that indemnification of such Indemnitee is proper in the circumstances.

(iii)         The burden of proof shall be on the Indemnifying Parties to overcome the presumptions set forth in the preceding clauses (i) and (ii), and each such presumption shall only be overcome if the Indemnifying Parties establish that there is no reasonable basis to support it.

(iv)         The termination of any Proceeding by judgment, order, finding, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that indemnification is not proper or that an Indemnitee did not meet the applicable standard of conduct or that a court has determined that indemnification is not permitted by this Agreement or otherwise.

(v)          Neither the failure of any person or persons to have made a Determination nor an Adverse Determination by any person or persons shall be a defense to an Indemnitee’s claim or create a presumption that an Indemnitee did not meet the applicable standard of conduct, and any Proceeding commenced by an Indemnitee pursuant to Section 4(f) shall be de novo with respect to all determinations of fact and law.

5.             Certain Covenants.  The rights of each Indemnitee to be indemnified under any other agreement, document, certificate or instrument or applicable law are independent of and in addition to any rights of such Indemnitee to be indemnified under this Agreement.  The rights of each Indemnitee and the obligations of the Indemnifying Parties hereunder shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnitee.  Following the Transactions, each of the Company Entities, and each of their corporate successors, shall implement and maintain in full force and effect any and all corporate charter and by-law provisions that may be necessary or appropriate to enable it to carry out its obligations hereunder to the fullest extent permitted by applicable law, including without limitation a provision of its certificate of incorporation (or comparable organizational document under its jurisdiction of incorporation) eliminating liability of a director for breach of fiduciary duty to the fullest extent permitted by applicable law, as amended from time to time.  So long as the Company or any other member of the Company Group maintains liability insurance for any directors, officers, employees or agents of any such Person, the Indemnifying Parties shall ensure that each Indemnitee serving in such capacity is covered by such insurance in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s and the Company Group’s then current directors and officers.  For the avoidance of doubt, this Agreement shall not cover or apply with respect to any Indemnitee in its or its Affiliates’ capacity as (i) a provider of Debt Financing (or as agents for the lenders thereunder) or in the performance of services pursuant to (x) the Engagement Letter, dated March 18, 2007, among CDRSVM Acquisition Co., Inc., Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Banc of America Securities LLC or (y) the Engagement Letter, dated April 9, 2007, among CDRSVM Acquisition Co., Inc., Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Banc of America Securities LLC, Goldman, Sachs & Co., and Morgan Stanley & Co., Incorporation, it being understood that the performance of such services will be subject to the separate indemnification provisions of the Debt Financing and/or those engagement letters or (ii) a provider of financial advisory services to the Company in connection with the Merger pursuant to the Engagement Letter, dated as of December 15, 2006, between the Company and Banc of America Securities LLC, as supplemented June 28, 2007.

6.             Notices.  All notices and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage prepaid and return receipt requested), telecopier, overnight courier or hand delivery, as follows:

(a)   If to any Company Entity, to:

ServiceMaster Global Holdings, Inc.

c/o Clayton, Dubilier & Rice Fund VII, L.P.

1403 Foulk Road, Suite 106

Wilmington, Delaware  19803

Attention:  David H. Wasserman

Facsimile:  (302) 427-7398

with a copy to (which shall not constitute notice):

Clayton, Dubilier & Rice, Inc.
375 Park Avenue
18th Floor
New York, New York  10152
Attention:  Mr. David H. Wasserman
Facsimile:  (212) 893-7061

with a copy to (which shall not constitute notice) each other Committing Investor.

(b)   If to any of the Investor, the Other Investors or Investor Associates, to it at:

100 N. Tryon
Charlotte, North Carolina 28255
Attention:  J. Chandler Martin

Scott R. Poole (25th Floor)

Facsimile:  (704) 386-6432

with a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

Aon Center

200 East Randolph Drive

Chicago, Illinois 60601

Attention:  Christopher A. Ziebarth, Esq.

Facsimile:  (312) 861-2200

or to such other address or such other person as the Company Entities, the Investor, the Other Investors or Investor Associates, as the case may be, shall have designated by notice to the other parties hereto.  All communications hereunder shall be effective upon receipt by the party to which they are addressed.  A copy of any notice or other communication given under this Agreement shall also be given to:

Debevoise & Plimpton LLP
919 Third Avenue
New York, New York  10022
Attention:  Franci J. Blassberg, Esq.
Facsimile:  (212) 909-6836

7.             Arbitration

(a)           Any dispute, claim or controversy arising out of, relating to, or in connection with this contract, or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be finally determined by arbitration.  The arbitration shall be administered by JAMS.  If the disputed claim or counterclaim exceeds $250,000, not including interest or attorneys’ fees, the JAMS Comprehensive Arbitration Rules and Procedures (“JAMS Comprehensive Rules”) in effect at the time of the arbitration shall govern the arbitration, except as they may be modified herein or by mutual written agreement of the parties.  If no disputed claim or counterclaim exceeds $250,000, not including interest or attorneys’ fees, the JAMS Streamlined Arbitration Rules and Procedures (“JAMS Streamlined Rules”) in effect at the time of the arbitration shall govern the arbitration, except as they may be modified herein or by mutual written agreement of the parties.

(b)           The seat of the arbitration shall be New York, New York.  The parties submit to jurisdiction in the state and federal courts of the State of New York for the limited purpose of enforcing this agreement to arbitrate.

(c)           The arbitration shall be conducted by one neutral arbitrator unless the parties agree otherwise.  The parties agree to seek to reach agreement on the identity of the arbitrator within thirty (30) days after the initiation of arbitration.  If the parties are unable to reach agreement on the identity of the arbitrator within such time, then the appointment of the arbitrator shall be made in accordance with the process set forth in JAMS Comprehensive Rule 15.

(d)           The arbitration award shall be in writing, state the reasons for the award, and be final and binding on the parties.  The arbitrator may, in the award, allocate all or part of the costs of the arbitration, including the fees of the arbitrator and the attorneys’ fees of the prevailing party.  Judgment on the award may be entered by any court having jurisdiction thereof or having jurisdiction over the relevant party or its assets.  Notwithstanding applicable state law, the arbitration and this agreement to arbitrate shall be governed by the Federal Arbitration Act, 9 U.S.C. § 1, et seq.

(e)           The parties agree that the arbitration shall be kept confidential and that the existence of the proceeding and any element of it (including but not limited to any pleadings, briefs or other documents submitted or exchanged, any testimony or other oral submissions, and any awards) shall not be disclosed beyond the tribunal, JAMS, the parties, their counsel, accountants and auditors, insurers and re-insurers, and any person necessary to the conduct of the proceeding.  The confidentiality obligations shall not apply (i) if disclosure is required by law, or in judicial or administrative proceedings, or (ii) as far as disclosure is necessary to enforce the rights arising out of the award.

8.             Governing Law; Jurisdiction, Waiver of Jury Trial.  This Agreement shall be governed in all respects, including validity, interpretation and effect, by the law of the State of New York, regardless of the law that might be applied under principles of conflict of laws to the extent such principles would require or permit the application of the laws of another jurisdiction.

9.             Severability.  If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

10.           Successors; Binding Effect.  Each Indemnifying Party will require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business and assets of such Indemnifying Party, by agreement in form and substance satisfactory to the Investor, the Other Investors and their counsel, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that such Indemnifying Party would be required to perform if no such succession had taken place.  This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and permitted assigns, and each other Indemnitee, but neither this Agreement nor any right, interest or obligation hereunder shall be assigned, whether by operation of law or otherwise, by the Company without the prior written consent of the Investor and the Other Investors.

11.           Miscellaneous.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  This Agreement is not intended to confer any right or remedy hereunder upon any Person other than each of the parties hereto and their respective successors and permitted assigns and each other Indemnitee.  No amendment, modification, supplement or discharge of this Agreement, and no waiver hereunder shall be valid and binding unless set forth in writing and duly executed by the party or other Indemnitee against whom enforcement of the amendment, modification, supplement or discharge is sought.  Neither the waiver by any of the parties hereto or any other Indemnitee of a breach of or a default under any of the provisions of this Agreement, nor the failure by any party hereto or any other Indemnitee on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right, powers or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any provisions hereof, or any rights, powers or privileges hereunder.  The rights, indemnities and remedies herein provided are cumulative and are not exclusive of any rights, indemnities or remedies that any party or other Indemnitee may otherwise have by contract, at law or in equity or otherwise.  This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by their authorized representatives as of the date first above written.

BANC OF AMERICA CAPITAL
INVESTORS V, L.P.

By:	Banc of America Capital
Management V, L.P., its General Partner

By:	BACM I GP, LLC, its General Partner

By:	/s/ J. Travis Hain
Name: J. Travis Hain
Title: Managing Member

BAS CAPITAL FUNDING
CORPORATION

By:	/s/ J. Travis Hain
Name: J. Travis Hain
Title: Managing Director

BACSVM, L.P.

By:	BA Equity Co-Invest GP, LLC, its
General Partner

By:	/s/ J. Travis Hain
Name: J. Travis Hain
Title: Authorized Person

BANC OF AMERICA STRATEGIC INVESTMENTS CORPORATION

By:	/s/ J. Travis Hain
Name: J. Travis Hain
Title: Managing Director

BANC OF AMERICA CAPITAL MANAGEMENT V, L.P.

By:	BACM I GP, LLC, its General Partner

By:	/s/ J. Travis Hain
Name: J. Travis Hain
Title: Managing Member

BACM I GP, LLC

By:	/s/ J. Travis Hain
Name: J. Travis Hain
Title: Managing Member

BA EQUITY CO-INVEST GP LLC

By:	/s/ J. Travis Hain
Name: J. Travis Hain
Title: Authorized Person

SERVICEMASTER GLOBAL HOLDINGS, INC.

By:	/s/ Theresa A. Gore
	Name:	Theresa A. Gore
	Title:	Vice President, Treasurer and
Assistant Secretary

THE SERVICEMASTER COMPANY

By:	/s/ Eric Zarnikow
	Name:	Eric Zarnikow
	Title:	Senior Vice President &
Treasurer